Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

i3 Verticals, Inc.
Nashville, Tennessee
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 6, 2018, relating to the consolidated financial statements of i3 Verticals, LLC appearing in i3 Verticals Inc.’s Registration Statement on Form S-1.
/s/ BDO USA, LLP

Nashville, Tennessee
June 22, 2018